UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________

Post-Effective Amendment No. 2 to
Form S-3
Registration Statement 333-130301

DELTA NATURAL GAS COMPANY, INC.
(Exact name of registrant as specified in its charter)
____________________

Kentucky	61-0458329
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3617 Lexington Road, Winchester, Kentucky	40391
(Address of principal executive offices)	(Zip code)

859-744-6171
(Registrant's telephone number, including area code)

John B. Brown
Chief Operating Officer, Treasurer & Secretary
Delta Natural Gas Company, Inc.
3617 Lexington Road, Winchester, Kentucky 40391
859-744-6171
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Not applicable. Removal from registration of securities that were not sold pursuant to this registration statement.
(Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this Form are to be offered pursuant to dividend or reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of "larger accelerated filer," "accelerated filer," "smaller reporting company" and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐ (do not check if a smaller reporting company)	Smaller reporting company ☐
Emerging growth company ☐

EXPLANATORY NOTE AND DEREGISTRATION OF UNSOLD SECURITIES

This Post-Effective Amendment No. 2 relates to the Registration Statement on Form S-3, File No. 333-130301 (the "Registration Statement"), previously filed on August 29, 2012 by Delta Natural Gas Company, Inc. ("Delta") relating to the registration of 79,099 shares of Delta's common stock, $1.00 par value ("Common Stock"), for issuance pursuant to Delta's Dividend Reinvestment and Stock Purchase Plan ("DRIP").

Delta terminated the DRIP effective June 30, 2017, and the offering of Common Stock covered by the Registration Statement, in accordance with the terms of the Agreement and Plan of Merger, dated February 20, 2017, by and between PNG Companies LLC, Drake Merger Sub Inc. ("Merger Sub") and Delta, which provides for the merger of Merger Sub into Delta, with Delta continuing as the surviving corporation.

In accordance with undertakings made by Delta in the Registration Statement, Delta hereby removes from registration any and all shares of the Common Stock (as adjusted for stock splits, dividends, recapitalizations or other similar transactions effected without consideration which results in an increase in the number of outstanding shares of Common Stock) that remain unsold as of the date hereof under the Registration Statement.

SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 2 to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Winchester, State of Kentucky, on July 13, 2017.

DELTA NATURAL GAS COMPANY, INC.

By:	/s/John B. Brown
John B. Brown
Chief Operating Officer, Treasurer and Secretary

Note: No other person is required to sign this Post-Effective Amendment No. 2 to the Registration Statement in reliance on Rule 478 of the Securities Act of 1933.